PacBio Announces Third Quarter 2023 Financial Results

MENLO PARK, Calif. – Oct. 30, 2023 /PRNewswire/ – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended September 30, 2023.

Third quarter results
•Revenue of $55.7 million, a 72% increase compared with $32.3 million in the prior-year period.
•Instrument revenue of $34.7 million compared with $11.4 million in the prior-year period. Instrument revenue in the third quarter of 2023 included revenue recognized from 52 RevioTM sequencing systems.
•Consumables revenue of $16.9 million compared with $16.1 million in the prior-year period.
•Service and other revenue of $4.1 million compared with $4.8 million in the prior-year period.
Gross profit for the third quarter of 2023 was $17.9 million, representing a 32% increase compared with $13.5 million for the third quarter of 2022 and a gross margin of 32% in the third quarter of 2023 compared to 42% for the third quarter of 2022. Non-GAAP gross profit for the third quarter of 2023 was $18.1 million and represented a non-GAAP gross margin of 32% in the third quarter of 2023, compared to a non-GAAP gross profit of $13.7 million in the third quarter of 2022, which represented a non-GAAP gross margin of 42% (see accompanying tables for reconciliations of GAAP and non-GAAP measures).
Operating expenses totaled $100.4 million for the third quarter of 2023, compared to $88.2 million for the third quarter of 2022. Non-GAAP operating expenses totaled $90.9 million for the third quarter of 2023, compared to $83.8 million for the third quarter of 2022. Operating expenses for the third quarter of 2023 and the third quarter of 2022 included non-cash share-based compensation of $18.6 million and $18.0 million, respectively.
Net loss for the third quarter of 2023 was $66.9 million, compared to a net loss of $77.0 million for the third quarter of 2022. Non-GAAP net loss was $67.9 million for the third quarter of 2023, compared to $72.5 million for the third quarter of 2022.
Net loss per share for the third quarter of 2023 was $0.26 compared to net loss per share of $0.34 for the third quarter of 2022. Non-GAAP net loss per share for the third quarter of 2023 was $0.27 compared to $0.32 for the third quarter of 2022.
Cash, cash equivalents, and investments, excluding short- and long-term restricted cash, at September 30, 2023, totaled $767.8 million, compared to $772.3 million at December 31, 2022.

Updates since PacBio's last earnings release
•Launched PacBio WGS Variant Pipeline, a standardized computational method consolidating over ten separate secondary and tertiary analysis tools into a single user-friendly workflow, further enabling users with all levels of bioinformatics experience to access HiFi whole genome sequencing (WGS).
•Collaborated with automation providers Hamilton, Integra, Revvity, and Tecan to create fully automated sample preparation protocols for Revio and Sequel II/IIe systems.
•Collaborated with GeneDx and the University of Washington to study the potential capabilities of HiFi long-read WGS to increase diagnostic rates in pediatric patients with genetic conditions.
•Announced PacBio Capital, a program that allows customers greater flexibility and a streamlined process for leasing PacBio sequencing systems.
•Appointed David Meline, former CFO of Moderna Inc., Amgen Inc., and 3M Company, to PacBio's Board of Directors.

"PacBio had another successful quarter as we continued to drive Revio adoption and exceeded $50 million in quarterly revenue for the first time in company history," said Christian Henry, President and Chief Executive Officer. "We also had record consumable revenue in the quarter, with Revio consumables exceeding Sequel II/IIe consumables, underscoring our customers' enthusiasm and ability to ramp up sequencing volumes on the new platform. Additionally, we shipped the first Onso systems, and I'm encouraged by the initial customer reception of the platform and the Sequencing by Binding chemistry."

Quarterly Conference Call Information
Management will host a quarterly conference call to discuss its third quarter ended September 30, 2023, results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 1-888-349-0136, if outside the U.S., by dialing 1-412-317-0459, requesting to join the “PacBio Q3 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
Pacific Biosciences of California, Inc. (NASDAQ: PACB) is a premier life science technology company that is designing, developing, and manufacturing advanced sequencing solutions that enable scientists and clinical researchers to improve their understanding of the genome and ultimately, resolve genetically complex problems. Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality, and completeness, which include our existing HiFi long-read sequencing technology and our emerging short-read Sequencing by Binding (SBBTM) technology. Our products address solutions across a broad set of applications, including human genomics, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for research use only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
PacBio reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.

PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of acquired intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting during the year ended December 31, 2021. Certain intangible assets contribute to revenue generation and its amortization will recur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies; and, the impact of new products and technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Contacts
Investors:
Todd Friedman
650.521.8450
ir@pacb.com
Media:
Lizelda Lopez
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Revenue:
Product revenue	$51,562	$43,655	$27,509
Service and other revenue	4,129	3,918	4,802
Total revenue	55,691	47,573	32,311
Cost of Revenue:
Cost of product revenue	33,735	28,615	15,752
Cost of service and other revenue	4,054	3,412	3,012
Total cost of revenue	37,789	32,027	18,764
Gross profit	17,902	15,546	13,547
Operating Expense:
Research and development	47,514	46,173	47,092
Sales, general and administrative	43,431	40,573	36,795
Merger-related expenses (1)	8,979	—	—
Amortization of acquired intangible assets	741	—	—
Change in fair value of contingent consideration (2)	(271)	1,975	4,280
Total operating expense	100,394	88,721	88,167
Operating loss	(82,492)	(73,175)	(74,620)
Loss on extinguishment of debt (3)	—	(2,033)	—
Interest expense	(3,588)	(3,554)	(3,664)
Other income, net	8,505	8,929	1,313
Loss before benefit from income taxes	(77,575)	(69,833)	(76,971)
Benefit from income taxes (4)	(10,706)	—	—
Net loss	$(66,869)	$(69,833)	$(76,971)

Net loss per share:
Basic	$(0.26)	$(0.28)	$(0.34)
Diluted	$(0.26)	$(0.28)	$(0.34)

Weighted average shares outstanding used in calculating net loss per share:
Basic	255,001	250,070	225,123
Diluted	255,001	250,070	225,123
__________________
(1)Merger-related expenses for the three months ended September 30, 2023 consists of $4.9 million of transaction costs arising from the acquisition of Apton, $2.8 million of compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and $1.3 million of compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(2)Change in fair value of contingent consideration during the three months ended September 30, 2023, June 30, 2023, and September 30, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.
(3)Loss on extinguishment of debt during the three months ended June 30, 2023 is related to the exchange of a portion of PacBio's 1.50% Convertible Senior Notes due 2028 for PacBio's 1.375% Convertible Senior Notes due 2030.
(4)A deferred income tax benefit during the three months ended September 30, 2023 is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenue:
Product revenue	$51,562	$27,509	$129,871	$85,928
Service and other revenue	4,129	4,802	12,293	15,023
Total revenue	55,691	32,311	142,164	100,951
Cost of Revenue:
Cost of product revenue	33,735	15,752	87,697	46,437
Cost of service and other revenue	4,054	3,012	11,258	10,619
Total cost of revenue	37,789	18,764	98,955	57,056
Gross profit	17,902	13,547	43,209	43,895
Operating Expense:
Research and development	47,514	47,092	142,626	150,377
Sales, general and administrative	43,431	36,795	123,822	115,851
Merger-related expenses (1)	8,979	—	8,979	—
Amortization of acquired intangible assets	741	—	741	—
Change in fair value of contingent consideration (2)	(271)	4,280	13,960	(2,221)
Total operating expense	100,394	88,167	290,128	264,007
Operating loss	(82,492)	(74,620)	(246,919)	(220,112)
Loss on extinguishment of debt (3)	—	—	(2,033)	—
Interest expense	(3,588)	(3,664)	(10,772)	(11,042)
Other income, net	8,505	1,313	24,301	1,290
Loss before benefit from income taxes	(77,575)	(76,971)	(235,423)	(229,864)
Benefit from income taxes (4)	(10,706)	—	(10,706)	—
Net loss	$(66,869)	$(76,971)	$(224,717)	$(229,864)

Net loss per share:
Basic	$(0.26)	$(0.34)	$(0.90)	$(1.03)
Diluted	$(0.26)	$(0.34)	$(0.90)	$(1.03)

Weighted average shares outstanding used in calculating net loss per share:
Basic	255,001	225,123	249,082	223,981
Diluted	255,001	225,123	249,082	223,981

__________________
(1)Merger-related expenses for the three and nine months ended September 30, 2023 consists of $4.9 million of transaction costs arising from the acquisition of Apton, $2.8 million of compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and $1.3 million of compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(2)Change in fair value of contingent consideration during the three and nine months ended September 30, 2023 and September 30, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.
(3)Loss on extinguishment of debt during the nine months ended September 30, 2023 is related to the exchange of a portion of PacBio's 1.50% Convertible Senior Notes due 2028 for PacBio's 1.375% Convertible Senior Notes due 2030.
(4)A deferred income tax benefit during the three and nine months ended September 30, 2023 is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2023	December 31, 2022
Assets
Cash and investments	$767,789	$772,318
Accounts receivable, net	30,486	18,786
Inventory, net	68,256	50,381
Prepaid and other current assets	15,466	10,289
Property and equipment, net	40,340	41,580
Operating lease right-of-use assets, net	34,610	39,763
Restricted cash	2,722	3,222
Intangible assets, net	461,838	410,245
Goodwill	463,843	409,974
Other long-term assets	13,004	10,528
Total Assets	$1,898,354	$1,767,086

Liabilities and Stockholders' Equity
Accounts payable	$16,106	$12,028
Accrued expenses	34,660	32,596
Deferred revenue	27,425	32,292
Operating lease liabilities	43,560	49,956
Contingent consideration liability	114,643	172,094
Convertible senior notes, net	891,996	896,683
Other liabilities	6,221	8,533
Stockholders' equity	763,743	562,904
Total Liabilities and Stockholders' Equity	$1,898,354	$1,767,086

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net loss	$(66,869)	$(69,833)	$(76,971)	$(224,717)	$(229,864)
Merger-related expenses (1)	8,979	—	—	8,979	—
Amortization of acquired intangible assets	939	228	228	1,395	685
Change in fair value of contingent consideration (2)	(271)	1,975	4,280	13,960	(2,221)
Loss on extinguishment of debt (3)	—	2,033	—	2,033	—
Income tax benefit resulting from acquisition(4)	(10,706)	—	—	(10,706)	—
Non-GAAP net loss	$(67,928)	$(65,597)	$(72,463)	$(209,056)	$(231,400)

GAAP net loss per share	$(0.26)	$(0.28)	$(0.34)	$(0.90)	$(1.03)
Merger-related expenses (1)	0.04	—	—	0.04	—
Amortization of acquired intangible assets	—	—	—	—	—
Change in fair value of contingent consideration (2)	—	0.01	0.02	0.06	(0.01)
Loss on extinguishment of debt (3)	—	0.01	—	0.01	—
Income tax benefit resulting from acquisition (4)	(0.04)	—	—	(0.04)	—
Other adjustments and rounding differences	(0.01)	—	—	(0.01)	0.01
Non-GAAP net loss per share	$(0.27)	$(0.26)	$(0.32)	$(0.84)	$(1.03)

GAAP gross profit	$17,902	$15,546	$13,547	$43,209	$43,895
Amortization of acquired intangible assets	184	183	184	550	550
Non-GAAP gross profit	$18,086	$15,729	$13,731	$43,759	$44,445

GAAP gross profit %	32%	33%	42%	30%	43%

Non-GAAP gross profit %	32%	33%	42%	31%	44%

GAAP total operating expense	$100,394	$88,721	$88,167	$290,128	$264,007
Merger-related expenses (1)	(8,979)	—	—	(8,979)	—
Amortization of acquired intangible assets	(755)	(45)	(44)	(845)	(135)
Change in fair value of contingent consideration (2)	271	(1,975)	(4,280)	(13,960)	2,221
Non-GAAP total operating expense	$90,931	$86,701	$83,843	$266,344	$266,093
__________________
(1)Merger-related expenses for the three and nine months ended September 30, 2023 consists of $4.9 million of transaction costs arising from the acquisition of Apton, $2.8 million of compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and $1.3 million of compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(2)Change in fair value of contingent consideration during the three months ended September 30, 2023, June 30, 2023, September 30, 2022 and nine months ended September 30, 2023 and September 30, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.
(3)Loss on extinguishment of debt during the three months ended June 30, 2023 and nine months ended September 30, 2023 is related to the exchange of a portion of PacBio's 1.50% Convertible Senior Notes due 2028 for PacBio's 1.375% Convertible Senior Notes due 2030.
(4)Income tax benefit resulting from acquisition during the three and nine months ended September 30, 2023 is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.

Pacific Biosciences of California, Inc.
Unaudited Reconciliation of Consolidated Non-GAAP Financial Guidance
(in thousands)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 28, 2023 and Form 10-Q for the fiscal quarter ended June 30, 2023. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2023
Reconciliation between GAAP and non-GAAP gross profit %:
GAAP gross profit %	32% - 34%
Amortization of acquired intangible assets (2)	- %
Non-GAAP gross profit %	32% - 34%

Reconciliation between GAAP and non-GAAP operating expenses:
GAAP total operating expense	$391,201 - $394,731
Merger-related expenses (1)	(8,979)
Amortization of acquired intangible assets (2)	(7,512)
Change in fair value of contingent consideration (3)	(13,960)
Non-GAAP total operating expense (growth 2% - 3%)	$360,750 - $364-280

__________________
(1)Merger-related expenses for the year ending December 31, 2023 consists of $4.9 million of transaction costs arising from the acquisition of Apton, $2.8 million of compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and $1.3 million of compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(2)The amortization of acquired intangible assets relates to acquired intangible assets that were recorded as part of the prior acquisitions.
(3)Change in fair value of contingent consideration for the year ending December 31, 2023 is due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.